UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 24, 2023

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.03.          MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.03.          AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On October 25, 2023, VirnetX Holding Corporation (the “Company”) filed a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock outstanding or held in treasury, par value $0.0001 per share, effective as of 4:00 p.m., Eastern Time, on October 25, 2023 (the “Effective Time”). The Company’s common stock is expected to begin trading on a reverse-split-adjusted basis on the New York Stock Exchange (“NYSE”) as of the open of trading on October 26, 2023 under the existing ticker symbol “VHC”. The CUSIP number for the Company’s common stock will change to 92823T 207 following the Reverse Stock Split.

The Company’s stockholders approved the Reverse Stock Split and granted the Company’s board of directors (the “Board”) the authority to determine to proceed with the Reverse Stock Split at a Special Meeting of Stockholders held on October 24, 2023 (the “2023 Special Meeting”). Additional information about the stockholder vote is provided under Item 5.07 of this report, below. Following the 2023 Special Meeting, the Board determined to effect the Reverse Stock Split.

As of the Effective Time, every 20 shares of the Company’s common stock outstanding or held in treasury will be combined into one share of common stock outstanding or held in treasury. The total number of authorized shares of common stock will remain unchanged at 100,000,000. The par value of the Company’s common stock will remain unchanged at $0.0001 per share. No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, any fractional shares of common stock that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash, with reference to the closing price of the common stock as reported on NYSE as of the Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest.

As of the Effective Time, proportional adjustments to reflect the Reverse Stock Split will also be made to the number of shares of common stock issuable upon the exercise of the Company’s stock options, the number of shares issuable pursuant to outstanding restricted stock units, the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan and the number of shares issuable upon exercise of that certain warrant that was issued in 2020. The exercise prices of outstanding stock options, warrant, and equity awards will also be proportionately adjusted, as applicable.

The Company’s transfer agent, Equiniti Trust Company, LLC, will serve as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-reverse-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-reverse-split shares or, if applicable, cash payment in lieu of any fractional share interest. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each brokers’ particular processes, and are encouraged to contact the banks, brokers or nominees of such brokerage accounts regarding any questions.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)

The 2023 Special Meeting was held on October 24, 2023. Present at the 2023 Special Meeting in person or by proxy were holders of 38,960,274 shares of the Company’s common stock, representing 54.38% of the voting power of the shares of the Company’s common stock as of August 31, 2023, the record date for the 2023 Special Meeting, and constituting a quorum for the transaction of business. The matter that was voted upon at the 2023 Special Meeting, and the number of votes cast for or against, as well as the number of abstentions as to such matter, are set forth below.

(b)

At the 2023 Special Meeting, the Company’s stockholders approved the Charter Amendment to effect, at the discretion of the Board of Directors, a reverse stock split of all of the shares of the Company’s common stock outstanding or held in treasury, whereby each twenty shares would be combined into one share of common stock.

Proposal 1: Approval of the Charter Amendment:

Votes For	Votes Against	Abstentions
31,999,279	6,289,858	671,137

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description	Incorporated by Reference Herein				Filed Herewith
		Form	Exhibit No.	Filing Date	File No.
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of VirnetX Holding Corporation.					X
104	Cover Page Interactive Data File, formatted in inline XBRL.					X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer
Dated: October 25, 2023